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CUSIP No.  150921 10 4             13G

                              EXHIBIT 99. A
                              -------------


                      AGREEMENT TO FILE JOINTLY


     We, the undersigned, hereby express our agreement that the attached
Schedule 13G and all subsequent amendments thereto executed by both of us are filed on behalf of each of us.



                                    HOECHST MARION ROUSSEL, INC.

      March 17, 1998                 /s/ Rebecca R. Tilden
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          (Date)                       (Name and Title)
                                     Rebecca R. Tilden
                                     Vice President and Secretary

                                     HMR PHARMA, INC.

      March 17, 1998                  /s/ Rebecca R. Tilden
---------------------------         -------------------------------------
          (Date)                        (Name and Title)
                                     Rebecca R. Tilden
                                     Vice President and Secretary